Exhibit 23.2 - Consent of Ernst & Young LLP, Independent Auditors,
                              Predecessor Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-32685) pertaining to the Watts Industries, Inc. 1996 Stock Option Plan (Post Effective Amendment No. 1 to Form S-8 No. 33-30377) pertaining to the 1986 Incentive Stock Option Plan, (Form S-8 No. 33-37926) pertaining to the Nonqualified Stock Option Plan, (Form S-8 No. 33-69422) pertaining to the 1991 Non-Employee Directors' Nonqualified Stock Option Plan of Watts Industries, Inc. and (Form S-8 No. 33-64627) pertaining to the Watts Industries, Inc. Management Stock Purchase Plan, and in the related Prospectuses of our report dated August 6, 1996, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Watts Industries, Inc.

                                                            Ernst & Young LLP



Boston, Massachusetts
September 11, 1997

                Report of Ernst & Young LLP, Independent Auditors

Board of Directors
Watts Industries, Inc.

We  have  audited  the  accompanying   consolidated   balance  sheets  of  Watts
Industries, Inc. and subsidiaries as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows the years ended June 30, 1996 and 1995. Our audits also included the financial statement schedule for the years ended June 30, 1996 and 1995, listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. We did not audit the financial statements of Watts Industries Europe B.V., a wholly-owned subsidiary, which statements reflect total assets of $136,500,000 as of June 30, 1996, and net sales of $118,700,000 in fiscal year 1996 and $93,500,000 in fiscal year 1995. Those statements and schedule were audited by other auditors, Deloitte & Touche, whose reports have been furnished to us, and our opinion , insofar as it relates to data included for Watts Industries Europe B.V., is based solely on their reports.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Watts Industries, Inc. and subsidiaries at June 30, 1996, and the consolidated results of their operations and their cash flows the years ended June 30, 1996 and 1995, in conformity with generally accepted accounting principles. Also, in our opinion, based on our audits and the report of other auditors, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, in fiscal year 1996, the Company adopted Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of."


August 6, 1996
Boston, Massachusetts